Exhibit 99.1

[Letterhead of Sigma-Aldrich]

From: David R. Harvey, Chairman and CEO	For questions, contact:
Kirk Richter, Treasurer
(314) 286-8004

FOR IMMEDIATE RELEASE

January 18, 2005

SIGMA-ALDRICH TO ACQUIRE JRH BIOSCIENCES

TO BROADEN LIFE SCIENCE CAPABILITIES

Sigma-Aldrich Corporation (Nasdaq: SIAL) announced today that it has signed a definitive agreement to acquire the JRH Biosciences division (JRH) of CSL Limited for $370 million in cash, subject to normal closing adjustments. JRH is a leading global supplier of cell culture and sera products to the biopharmaceutical industry with 2004 sales of approximately $150 million, which are expected to increase by approximately 10% in 2005. As much as ten months of JRH’s operating results will be added to Sigma-Aldrich’s performance in 2005 depending on the closing date for the transaction.

“The acquisition of JRH should benefit both customers and shareholders,” said David Harvey, Sigma-Aldrich’s Chairman and CEO. “It strengthens Sigma-Aldrich’s ability to meet customers’ needs in supplying cell culture products to the fast growing biopharmaceutical production market and enhances our overall position in the broad life science research market. With JRH’s history of profitable sales growth, its addition is expected to help us meet or exceed our long-term growth and return goals.”

JRH is headquartered in Lenexa, Kansas, and has major manufacturing facilities in the United States, Europe and Australia and serum collection and processing centers in the United States and Australia. The company’s product lines include sera, cell culture media used in the production of therapeutic proteins, reagent growth factors and biological material containers. JRH has approximately 400 employees.

“This acquisition is a true complement to our existing cell culture business,” said Frank Wicks, President, SAFC. “JRH and its employees have built a vibrant business serving primarily biopharmaceutical manufacturing customers. Their addition will provide Sigma-Aldrich with an assured supply of sera to better serve both our research and industrial customers. We see many opportunities to achieve future growth in sales and profits, including increased utilization of our existing manufacturing facilities and better leverage of our R&D capabilities.”

Management reaffirmed its 2004 full-year estimate of diluted earnings per share of $3.30 to $3.35. For 2005, diluted earnings per share are expected to be $3.45 to $3.55, including dilution from the acquisition of approximately $.10 per share due largely to a charge of approximately $.18 per share to increase acquired inventory to its fair value. This estimated range also assumes that exchange rates remain at December 31, 2004 levels throughout 2005 and a 2005 effective tax rate of approximately 29%. The acquisition is expected to be accretive to earnings after 2005 and to make a positive contribution to cash flow in 2005 and after.

Sigma-Aldrich expects to fund the acquisition with a combination of existing cash, short-term debt and three-year term debt. The company expects to remain within its targeted debt to capital ratio of 30-35% after the transaction.

The transaction has been approved by the boards of directors of both companies and, subject to regulatory approvals and other customary terms and conditions, is expected to close in the first quarter of 2005.

Goldman, Sachs & Co. acted as financial advisor to Sigma-Aldrich for this transaction.

A conference call and slide webcast will be held on Wednesday, January 19, 2005, at 10:00 am CT to review the pending acquisition, related financial results and other matters. Interested parties may listen to the live conference over the Internet available at http://ir.sigmaaldrich.com . Users can click the webcast icon to access this file. For the webcast on http://ir.sigmaaldrich.com users will need to have Media Player software, which can be downloaded at http://www.microsoft.com/windows/windowsmedia/9series/player.aspx.

For those unable to participate in the live conference, a replay will be available from 12:30pm CT on January 19th until 12:30 pm CT on January 25th by calling 1-800-642-1687 (USA) and/or 706-645-9291 (International). The access code is 3506352.

OTHER INFORMATION:

Non-GAAP Financial Measures: The Company regularly uses certain non-GAAP financial measures to supplement its GAAP disclosures. The Company does not, and does not suggest investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, GAAP financial information. These non-GAAP measures may not be consistent with the presentation by similar companies in the Company’s industry.

With over 50% of sales denominated in currencies other than the U.S. dollar, management uses currency adjusted growth, and believes it is useful to investors, to judge the Company’s controllable, local currency performance. While we are able to report currency impacts after the fact, we are unable to estimate changes that may occur during 2005 to applicable rates of exchange and are thus unable to provide GAAP growth rates for the year 2005 as required by Regulation G adopted by the Securities and Exchange Commission. Any significant changes in currency exchange rates would likely have a significant impact on our projected results and related growth rates due to the volume of our sales denominated in foreign currencies.

About Sigma-Aldrich: Sigma-Aldrich is a leading Life Science and High Technology company. Our biochemical and organic chemical products and kits are used in scientific and genomic research, biotechnology, pharmaceutical development, the diagnosis of disease and chemical manufacturing. We have customers in life science companies, university and government institutions, hospitals and in industry. Over one million scientists and technologists use our products. Sigma-Aldrich operates in 34 countries and has over 6,000 employees providing excellent service worldwide. We are committed to the success of our Customers, Employees and Shareholders through leadership in Life Science, High Technology and Service. For more information about Sigma-Aldrich, please visit our award-winning web site at www.sigma-aldrich.com

Cautionary Statement: This release contains forward-looking statements relating to future performance, goals, strategic actions and initiatives and similar intentions and beliefs, and other statements regarding the Company’s expectations, goals, beliefs, intentions and the like regarding future sales, earnings per share and other matters. These statements involve assumptions regarding Company and JRH operations, investments and acquisitions and conditions in the markets the Company and JRH serve. Although the Company believes its expectations are based on reasonable assumptions, such statements are subject to risks and uncertainties, including, among others, certain economic, political and technological factors. Actual results could differ materially from those stated or implied in this news release, due to, but not limited to, such factors as (1) changes in pricing and the competitive environment, (2) fluctuations in foreign currency exchange rates, (3) other changes in the business environment in which the Company and JRH operate, (4) changes in research funding, (5) uncertainties surrounding government healthcare reform, (6) government regulations applicable to the business, (7) the impact of fluctuations in interest rates, (8) the effectiveness of the Company’s further implementation of its global software systems, (9) the ability to retain customers, suppliers and employees, (10) the success of research and development activities, (11) changes in worldwide tax rates or tax benefits from domestic and international operations, (12) the impact of acquisitions and success in integrating and obtaining projected results from the acquisitions, including JRH, (13) the outcome of the matters described in Note 11- Contingent Liabilities and Commitments-in the Company’s Form 10-K report for the period ended December 31, 2003 and (14) the preliminary nature of the 2004 diluted earnings per share estimate. The Company does not undertake any obligation to update these forward-looking statements.